UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

SEALED AIR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

201-791-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The disclosure set forth under Item 2.04 below is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, on November 10, 2003, Sealed Air Corporation (“Sealed Air” or the “Company”) and its wholly-owned subsidiary Cryovac, Inc. (“Cryovac”) entered into a definitive settlement agreement with the committees (the “Committees”) appointed to represent asbestos claimants in the bankruptcy case of W. R. Grace & Co. (“Grace”), and the settlement agreement was approved by order of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) dated June 27, 2005 (as approved by the Bankruptcy Court, the “Settlement agreement”). The Settlement agreement contemplates, in connection with the consummation of an appropriate plan of reorganization for Grace (including provisions for asbestos trusts, releases, and injunctions barring the prosecution of asbestos-related claims against the Company and its affiliates): (i) the payment by Cryovac, in cash, in the aggregate amount of $512.5 million with interest thereon from December 21, 2002 until paid at a rate of 5.5% per annum (the “Cash Consideration”) and (ii) the transfer by Cryovac of 18,000,000 shares (after giving effect to certain anti-dilution adjustments) of the Company’s common stock (the “Settlement Shares”), in each case, to certain trusts to be established for the benefit of asbestos claimants.

As previously reported, on September 19, 2008, Grace and certain other co-proponents filed a plan of reorganization that incorporated the Settlement agreement (as amended, the “PI Settlement Plan”). The PI Settlement Plan was confirmed by orders of the Bankruptcy Court dated January 31, 2011 and February 15, 2011 and by orders of the United States District Court for the District of Delaware dated January 30, 2012 and June 27, 2012 (collectively, the “Confirmation Orders”), and five appeals of the Confirmation Orders (the “Appeals”) were filed with the United States Court of Appeals for the Third Circuit (the “Third Circuit”). The Third Circuit entered opinions and orders denying four of these Appeals and the appealing parties did not pursue further appeals of the Confirmation Orders. On February 3, 2014, the Third Circuit dismissed the remaining Appeal filed by certain of Grace’s bank lenders, by agreement of Grace with the appealing bank lenders, resulting in the Confirmation Orders becoming final and not subject to appeal.

On February 3, 2014 the remaining conditions to the effectiveness of the Pl Settlement Plan and the Settlement agreement were satisfied or waived by the relevant parties and the PI Settlement Plan became effective with Grace emerging from bankruptcy (the “Effective Date”). Pursuant to the Settlement agreement and the PI Settlement Plan, on the Effective Date, Cryovac paid the Cash Consideration, consisting of cash payments in the aggregate amount of $929.7 million, to the WRG Asbestos PI Trust and the WRG Asbestos PD Trust and transferred the Settlement Shares to the WRG Asbestos PI Trust, in each case reflecting adjustments made in accordance with the Settlement agreement.

In connection with the issuance of the Settlement Shares and their transfer to the WRG Asbestos PI Trust by Cryovac, the Company entered into a Registration Rights Agreement, dated as of February 3, 2014 (the “Registration Rights Agreement”), with the WRG Asbestos PI Trust as initial holder of the Settlement Shares. Under the Registration Rights Agreement, the Company will be required to use reasonable best efforts to prepare and file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement covering resales of the Settlement Shares on or prior to 60 days after February 3, 2014, and to use reasonable best efforts to cause such shelf registration statement to be declared effective by the SEC as soon as reasonably practicable.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Right Agreement, a copy of which is filed with this Form 8-K as Exhibit 10.1 and is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 2.04 above is incorporated herein by reference.

The Settlement Shares were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to the exemption provided by Section 4(a)(2) thereof.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Registration Rights Agreement, dated February 3, 2014, by and between Sealed Air Corporation and the WRG Asbestos PI Trust as initial holder of the Settlement Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Norman D. Finch Jr.
Name:	Norman D. Finch Jr.
Title:	Vice President, General Counsel and Secretary

Dated: February 4, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Registration Rights Agreement, dated February 3, 2014, by and between Sealed Air Corporation and the WRG Asbestos PI Trust as initial holder of the Settlement Shares.